Exhibit 10.9

CHEVRON PHILLIPS CHEMICAL COMPANY LP

EXECUTIVE FINANCIAL PLANNING PROGRAM

SECTION 1 - PURPOSE

The purpose of the Chevron Phillips Chemical Company LP Executive Financial Planning Program is to assist executives with expenses incurred for financial planning.

SECTION 2 - DEFINITIONS

The following defined terms are capitalized throughout the text of this document when they are intended to have the meaning set forth in the definitions below:

2.01                           “Annual Maximum Benefit” means the maximum amount that the Company will pay for expenses incurred during a given calendar year for Services provided to a Participant by a Provider, as more particularly described in Exhibit 1.

2.02                           “Company” means Chevron Phillips Chemical Company LP and any successor thereto.

2.03                           “Disability” means disability as determined under the Chevron Phillips Chemical Company LP Long-Term Disability Plan.

2.04                           “Participant” means any employee who meets the requirements set forth in Section 3 of the Program.

2.05                           “Program” means the Chevron Phillips Chemical Company Executive Financial Planning Program, as set forth in this document and as amended from time to time.

2.06                           “Provider” means a person, firm, or other entity selected by a Participant from time to time to provide Services; provided, however, that in no event may said Provider be the Company’s current general auditor without the specific written authorization of the Company’s Chief Financial Officer.

2.07                           “Retirement” means an Employee’s termination of service in connection with the attainment of any applicable early retirement age or normal retirement age as defined in the Chevron Phillips Chemical Company LP Retirement Plan.

2.08                           “Services” means the following financial planning services:

(i)                                    Financial Statement Preparation;

(ii)                                 Cash Flow Planning and Debt Management;

(iii)                              Income Tax Planning;

(iv)                             Investment Planning;

(v)                                Life and Disability Insurance Planning;

(vi)                             Estate and Gift Planning;

(vii)                          Retirement Planning;

(viii)                       Income Tax preparation;

(ix)                               Such other services as the Company may elect from time to time; and

(x)                                  Legal services associated with the services listed above.

Wherever appropriate as used herein, the masculine designation includes the feminine and the singular includes the plural.

SECTION 3 - ELIGIBILITY

Regular, full-time, salaried employees of the Company who are classified as Salary Grade 93 and higher are eligible to participate in the Program.  Participation in the Program will normally continue through the calendar year the Participant’s employment status changes due to Retirement or Disability.  If the Participant’s employment status changes during the calendar year due to reasons other than Retirement or Disability, Participant’s participation in the Program will terminate as of the effective date of Participant’s employment status change, in which event the Company will be responsible for payment of any expenses for Services provided to the Participant through such date up to the Participant’s Annual Maximum Benefit.

SECTION 4 – GENERAL OPERATION OF THE PROGRAM

(a)                                  Under the Program, a Participant may select a Provider to provide Services. More than one Provider may be used in a given calendar year; provided, however, the maximum amount that the Company will pay for all expenses incurred by a Participant for all Services provided during a calendar year shall not exceed the Maximum Annual Benefit.  Legal services associated with Services identified in paragraphs (i) through (ix) of Section 2.08 may be provided by a different Provider than the Provider providing said Services.

(b)                                 The Company will pay the Provider up to the Annual Maximum Benefit for expenses incurred by the Participant for such Services provided during the calendar year in question.  The Participant will be responsible for any expenses for Services obtained during the calendar year in question that exceed the Participant’s Annual Maximum Benefit for said calendar year.  Such excess expenses are not eligible for carryover.  Likewise, if Participant has not fully utilized the Participant’s Annual Maximum Benefit for the calendar year in question by the end of said calendar year, the balance of any Annual Maximum Benefit remaining will be forfeited.

(c)                                  Upon selection of a Provider, the Participant will inform the Provider of Participant’s Maximum Annual Benefit and the Services which are subject to payment by the Company under the Program.  The Provider shall invoice Participant, with a copy to the Company, for the Services provided.  More than one invoice may be submitted during a given calendar year. All invoices for Services performed during a calendar year must be submitted by January 31 of the following calendar year; invoices submitted after January 31 will not be eligible for payment by the Company.  Each invoice must describe the Services provided and identify the period in which such Services are provided.   The Company will immediately notify the Participant when the Participant has met his or her Maximum Annual Benefit for the calendar year in question.

SECTION 5 – GENERAL ADMINISTRATION OF THE PROGRAM

5.01                        Administration Authority - The overall responsibility for the administration and control of this Program resides with the Compensation Committee of the Board of Directors of Chevron Phillips Chemical Company LLC.  The Compensation Committee shall delegate to the President and Chief Executive Officer of the Company (“CEO”) the authority and responsibility for the general day to day administration and operation of the Program, including

•                  the authority to issue and implement such rules as the CEO deems appropriate to administer the Program;

•                  the authority to interpret Program provisions and make factual determinations under the Program including the power to determine eligibility, and the right to remedy ambiguities, inconsistencies or omissions in Program provisions;

•                  the authority to grant exceptions to the Program (although not to amend the Program or its terms), provided the cost to the Company as a result does not exceed 10% of the annual cost of the Program; and

•                  the authority to appoint or designate such person or persons the CEO deems necessary or advisable to carry out administrative duties under the Program.

Subject to the authority of the Compensation Committee, any decision by the CEO under or with respect to the Program shall be final, binding and conclusive on all persons and parties concerned.  However, the CEO shall not have the authority to interpret or grant an exception to the Program in matters pertaining to himself.

The Company shall have no liability with respect to the Services provided to Participants and each Participant shall release the Company, its subsidiaries and affiliates and their officers, directors and employees for all liabilities that arise from or in connection with the Services.

5.02                        Amendment and Termination – The Company, by action of the Board of Directors of Chevron Phillips Chemical Company LLC or the Compensation Committee, may amend or terminate the Program at any time, provided, however, that no such amendment or termination shall adversely affect a Participant’s right to payment for Services rendered to him prior to such amendment or termination.

5.03                        Payments – Company will pay all benefits arising under this Program and all costs, charges and expenses relating thereto from the general assets of the Company.

5.04                        Status of Program - The benefits under this Program shall not be funded, but shall constitute liabilities by the Company payable when due.

5.05                        Non-guarantee of Employment - Nothing contained in this Program shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in employment of the Company, or as a limitation on the right of the Company to discharge any of its employees, with or without cause or notice.

5.06                        Applicable Law - All questions pertaining to the construction, validity and effect of the Program shall be determined in accordance with the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of Texas.

Chevron Phillips Chemical Company LP

By
James L. Gallogly

President and Chief Executive Officer

Dated:

EXHIBIT I

The Maximum Annual Benefit to be provided under the Program is:

•                  $10,000 per calendar year for Participants who are classified in Salary Grade 99.

•                  $5,000 per calendar year for Participants who are classified in Salary Grades 95-97; provided, however, that for the first calendar year of participation and the last calendar year of participation upon Retirement or Disability only, the Maximum Annual Benefit is $10,000.

•                  $3,000 per calendar year for all Participants who are classified in Salary Grades 93-94; provided, however, that for the first calendar year of participation and the last calendar year of participation upon Retirement or Disability only, the Maximum Annual Benefit is $6,000.